Exhibit (a)(2)


                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                         SCUDDER RREEF SECURITIES TRUST


         THIS Certificate of Amendment of SCUDDER RREEF SECURITIES TRUST (the "Trust"), is being duly executed and filed by the undersigned trustees to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust amended hereby is SCUDDER RREEF SECURITIES TRUST.

         2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to DWS RREEF Securities Trust.

         3. Effective Date. This Certificate of Amendment shall be effective February 6, 2006.

         This Certificate of Amendment may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Certificate of Amendment in accordance with Section 3811 of the Act.


/s/Richard R. Burt                          /s/Rebecca W. Rimel
--------------------------------            ------------------------------------
Richard R. Burt, as Trustee                 Rebecca W. Rimel, as Trustee

/s/S. Leland Dill                           /s/Philip Saunders, Jr.
--------------------------------            ------------------------------------
S. Leland Dill, as Trustee                  Philip Saunders, Jr., as Trustee

/s/Martin J. Gruber                         /s/William N. Searcy
--------------------------------            ------------------------------------
Martin J. Gruber, as Trustee                William N. Searcy, as Trustee

/s/Richard J. Herring                       /s/William Shiebler
--------------------------------            ------------------------------------
Richard J. Herring, as Trustee              William Shiebler, as Trustee

/s/Graham E. Jones
--------------------------------
Graham E. Jones, as Trustee


Dated: December 6, 2005
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